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                                                                     EXHIBIT 1.1

            VOLKSWAGEN AUTO [LOAN ENHANCED] [LEASE] TRUST 20[__]-[__]

                 VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC
                                    (SELLER)

        $[______] [__]% AUTO [LOAN] [LEASE] ASSET BACKED CLASS A-1 NOTES $[______] [__]% AUTO [LOAN] [LEASE] ASSET BACKED CLASS A-2 NOTES $[______] [__]% AUTO [LOAN] [LEASE] ASSET BACKED CLASS A-3 NOTES $[______] [__]% AUTO [LOAN] [LEASE] ASSET BACKED CLASS A-4 NOTES

                             UNDERWRITING AGREEMENT

                                                                [______], 20[__]

[___________________________________]
As Representative of the Several
Underwriters
[___________________________________]

Ladies and Gentlemen:

     SECTION 1. Introductory. Volkswagen Auto Lease Underwritten Funding, LLC (the "Seller") proposes to cause Volkswagen Auto [Loan Enhanced] [Lease] Trust 20[__]-[__] (the "Issuer") to transfer $[______] aggregate principal amount of [__]% Auto Loan Asset Backed Class A-1 Notes (the "Class A-1 Notes"), $[______] aggregate principal amount of [__]% Auto Loan Asset Backed Class A-2 Notes (the "Class A-2 Notes"), $[______] aggregate principal amount of [__]% Auto Loan Asset Backed Class A-3 Notes (the "Class A-3 Notes") and $[______] aggregate principal amount of [__]% Auto Loan Asset Backed Class A-4 Notes (the "Class A-4 Notes", and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes") to the several underwriters set forth on Schedule I (each, an "Underwriter" and collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Notes will be issued pursuant to an Indenture, dated as of [____] (as amended, supplemented or modified from time to time, the "Indenture"), between the Issuer and [____], as indenture trustee (in such capacity, the "Indenture Trustee"). The assets of the Issuer include, among other things[, motor vehicle retail installment sale contracts or installment loans secured by a combination of new or used automobiles or light-duty trucks (the "Receivables") and certain related rights. The Receivables will be sold to the Issuer by the Seller and will be serviced for the Issuer by VW Credit, Inc. ("VW Credit"), as servicer (in such capacity, the "Servicer").] [a special unit of beneficial interest in VW Credit Leasing, Ltd. (the "Transaction SUBI"), which represents the beneficial interest in a portfolio of automobile leases, the related leased vehicles and certain related rights. The Transaction SUBI will be sold to the Issuer by the Seller and will be serviced for the Issuer by VW Credit Inc. ("VW Credit"), as servicer (in such capacity, the "Servicer").]

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the [Sale and Servicing Agreement, dated as of [____________] (as amended,

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supplemented or modified from time to time, the "Sale and Servicing Agreement"), among the Servicer, the Issuer, the Seller and the Indenture Trustee]
[Indenture].

     SECTION 2. Representations and Warranties. The Seller represents and warrants to and agrees with you that:

     (a) The Seller meets the requirements for use of a Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including one or more forms of preliminary prospectus or prospectus supplement, on Form S-3 (No. 333-[____]) on [____], [and Amendment No. 1 to such registration statement (filed with the Commission on [____]) for the registration under the Securities Act of the securities to be registered under such registration statement, including the Notes. The Seller may have filed one or more amendments thereto, including a preliminary prospectus relating to the offering of the Notes, each of which has been furnished to you. The Seller will file with the Commission either: (i) before the effectiveness of the Registration Statement (as defined below), a further amendment thereto (including the form of final prospectus) or (ii) a final prospectus in accordance with Rules 430A and 424(b), or Rules 415 and 424(b). In the case of a post-effective filing pursuant to clause (ii), the Seller will have included in the Registration Statement, as amended at the Effective Time (as defined below), all information (other than Rule 430A Information (as defined below)) required by the Securities Act and the rules thereunder to be included in the final prospectus with respect to the Notes and the offering thereof. The amendment and form of final prospectus, or final prospectus, filed pursuant to clause (i) or
(ii) shall include all Rule 430A Information and all other required information with respect to the Notes and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you before the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus that has been furnished to you) as the Seller has advised you, before the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a)(2), the Registration Statement at the Execution Time meets, and at the Effective Time will meet, the requirements set forth in Rule 415(a)(1)(x) and all applicable rules and regulations of the Commission (the "Rules and Regulations").

     For purposes of this Underwriting Agreement (this "Agreement"), "Effective Time" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; and "Effective Date" means the date of the Effective Time. The form of the final prospectus relating to the Notes as filed with the Commission pursuant to and in accordance with Rule 424(b), or, if no filing pursuant thereto is required, the form of the final prospectus included in the Registration Statement at the Effective Time, is hereinafter referred to as the "Prospectus". "Execution Time" shall mean the date and time that this Agreement is executed and delivered by all the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to above and any preliminary prospectus included in the Registration Statement that at the Effective Time omits Rule 430A Information. "Rule 430A Information" means information with respect to the Notes and the offering of the Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and "Regulation S-K" refer to such rules or regulations under the Securities Act. Any


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reference herein to the Registration Statement, a Preliminary Prospectus or the
Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before the Effective Time or the issue date of such Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to be incorporated therein by reference.

     The registration statement on Form S-3, as existing at the Effective Time, including all information deemed to be a part of such registration statement at the Effective Time pursuant to Rule 430A(b), and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement"; provided, however, that if the Seller files a registration statement and relies on Rule 462(b), 462(c) or 462(d) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the earlier effective registration statement and the Rule 462 Registration Statement, in each case as amended from time to time.

     (b) At the Execution Time and on the Effective Date, the Registration Statement did or will, when the Prospectus is first filed (if required) in accordance with Rule 424(b), and on the Closing Date (as defined below) the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus (together with any supplement thereto): (i) on the Effective Date, if not filed pursuant to Rule 424(b), did not or will not, or (ii) on the date of any filing pursuant to Rule 424(b), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

     (c) As of the Closing Date and as of the date hereof, the Seller's representations and warranties in the Transaction Documents will be true and correct.

     (d) This Agreement has been duly authorized, executed and delivered by the Seller and VW Credit.

     (e) Neither the Seller nor VW Credit nor anyone acting on their behalf has taken any action that would require registration of the Seller[, the Origination Trust] or the Issuer under the Investment Company Act of 1940, as amended (the "Investment Company Act"); nor will the


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Seller nor VW Credit act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

     (f) The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as amended.

     (g) Since [____], there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller, VW Credit or Volkswagen of America, Inc. ("VWA"), and their respective subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

     (h) The Seller acknowledges that in connection with the offering of the
Notes: (1) the Underwriters have acted at arms' length, are not agents of, and owe no fiduciary duties to, the Seller or any other person, (2) the Underwriters owe the Seller only those duties and obligations set forth in this Agreement and
(3) the Underwriters may have interests that differ from those of the Seller. The Seller waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the Notes.

     SECTION 3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Issuer to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I at a purchase price equal to the following percentages of the aggregate principal amounts thereof: (i) in the case of the Class A-1 Notes, [__]%, (ii) in the case of the Class A-2 Notes, [__]%, (iii) in the case of the Class A-3 Notes, [__]% and (iv) in the case of the Class A-4 Notes, [__]%. Delivery of and payment for the Notes shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, at 10:00 a.m. (New York City time) on [____] (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Seller, the "Closing Date"). Delivery of one or more global notes representing Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Seller. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

     SECTION 4. Offering by Underwriters.

     (a) It is understood that, after the Effective Time, the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     (b) Each Underwriter agrees that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein,


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except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

     (c) Each Underwriter agrees that it will not offer or sell any Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

     SECTION 5. Covenants of the Seller. The Seller (and, with respect to clauses (i), (j) and (k), VW Credit) covenants and agrees with the Underwriters that:

     (a) If not already effective, the Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable Rules and Regulations within the time period prescribed. The Seller will advise you promptly of any such filing pursuant to Rule 424(b), or deemed effectiveness pursuant to Rule 462.

     (b) The Seller will advise you promptly of: (i) any proposal to amend or supplement the Registration Statement as filed, or the Prospectus, and will not effect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Prospectus, and (iv) the issuance by the Commission or, if the Seller has knowledge thereof, by any authority administering any state securities or blue sky laws of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representative) to be delivered in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Seller (in compliance with clause (b)) promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any rights of the Underwriters hereunder.

     (d) As soon as practicable, but not later than sixteen months after the original effective date of the Registration Statement, the Seller will cause the Issuer to make generally available to holders of the Notes (each, a "Noteholder") an earnings statement of the Issuer covering a period of at least twelve months beginning after the Effective Date that will satisfy the


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provisions of Section 11(a) of the Securities Act and all applicable Rules and
Regulations (including Rule 158 under the Securities Act).

     (e) The Seller will deliver to the Underwriters, without charge, copies of each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Underwriter shall request (it being hereby understood that, unless the Representative agrees otherwise, in the case of the Preliminary Prospectus, the Seller agrees to make all commercially reasonable efforts to deliver copies thereof in New York City, prior to 10:00 a.m., on the business day after the Execution Date, in such quantities and to such recipients as the Representative may request).

     (f) The Seller will arrange to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the Notes and, thereafter, to the extent required by such jurisdictions.

     (g) From the Execution Time until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Seller will deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants' report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

     (h) So long as any of the Notes are outstanding, the Seller will deliver to each of the Underwriters, through the Representative: (i) as soon as practicable after the end of each fiscal year, all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, (ii) all documents distributed to Noteholders and (iii) from time to time, any information concerning the Seller or the Issuer filed with any governmental or regulatory authority that is publicly available, as the Underwriters reasonably may request.

     (i) On or before the Closing Date, VW Credit shall cause its computer records relating to the [Receivables] [Origination Trust Assets] to be marked to show [the Issuer's absolute ownership of the Receivables] [the allocation of the Transaction Units to the Transaction SUBI and the Issuer's ownership of the Transaction SUBI], and from and after the Closing Date neither the Seller nor VW Credit shall take any action inconsistent with the Issuer's ownership of the [Receivables], [Transaction SUBI and the beneficial interest in the Transaction Units] other than as permitted by the Transaction Documents.

     (j) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller or VW Credit, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

     (k) From the Execution Time until seven days after the Closing Date, none of the Seller, VW Credit or any trust, including the Issuer, originated, directly or indirectly, by the


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Seller or VW Credit will offer to sell or sell anywhere any securities similar to the Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, automobile [loans] [leases] and the related [security] [leased vehicles] without the prior written consent of each of the Underwriters.

     SECTION 6. Payment of Expenses. Except as otherwise agreed in writing by the Seller and the Representative, the Seller will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of VW Credit's and the Seller's counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with
Section 5(f), including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, the National Association of Securities Dealers, Inc., DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, and (i) the fees and disbursements of [____], acting in its capacity as owner trustee (in such capacity, the "Owner Trustee") under the Amended and Restated Trust Agreement, dated as of [____] (the "Trust Agreement"), between the Seller and the Owner Trustee, and its counsel [and (j) the fees and disbursements of U.S. Bank National Association, in its capacities as UTI Trustee (the "UTI Trustee") and Administrative Trustee (the "Administrative Trustee"), and Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee", and together with the UTI Trust and the Administrative Trustee, the "Origination Trustees") under the Trust Agreement, dated as of June 9, 1999 (the "Origination Trust Agreement"), between VW Credit and the Origination Trustees]. The Underwriters have agreed to reimburse the Seller for certain amounts of the out-of-pocket expenses relating to the issuance of the Notes.

     SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Seller and VW Credit of their obligations hereunder, and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective before the Execution Time, and unless the Representative agrees in writing to a later time, the Registration Statement shall have become effective not later than: (i) 6:00 p.m. (New York City time) on the date of determination of the public offering price, if such determination occurred no later than 3:00 p.m. (New York City time) on such date or (ii) otherwise, noon on the business day after the day on which the public offering price was determined.

     (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Sections 2 and 5(a); and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement


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shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

     (c) Both at or before the Execution Time, and on or before the Closing Date, you shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of [PricewaterhouseCoopers LLP], independent certified public accountants, substantially in the form of the drafts to which you have agreed previously and otherwise substantially in form and substance reasonably satisfactory to you and your counsel.

     (d) After the Execution Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller, VW Credit or VWA, and their respective subsidiaries, taken as a whole, that, in your judgment, is material and adverse and that makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     (e) You shall have received an opinion of [____], counsel to the Seller and VW Credit, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

     (f) Mayer, Brown, Rowe & Maw LLP, special counsel to [you], the Seller, VW Credit and the Issuer, shall have delivered an opinion or opinions satisfactory in form and substance to you, dated the Closing Date and addressed to you and the Indenture Trustee.

     (g) You shall have received an opinion addressed to you, the Seller and the Servicer of [____], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

     (h) You shall have received an opinion addressed to you, the Seller and the Servicer of [____], counsel to the Owner Trustee and special Delaware counsel to the Seller, the Origination Trust, the SUBI Trustee and the Issuer, dated the Closing Date and satisfactory in form and substance to you and your counsel.

     (i) You shall have received certificates dated the Closing Date of any two of the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or the Assistant Secretary of the Seller and VW Credit in which such officers shall state that:
(A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission or, to the knowledge of such officers, any authority administering state securities or blue sky laws and (B) since [____] there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business


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or operations of the Issuer, the Seller or the Servicer except as disclosed to you in writing prior to the date of the Prospectus.

     (j) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of VW Credit in the [Receivables] [Transaction SUBI] and the proceeds thereof to the Seller pursuant to the [Purchase Agreement] [SUBI Sale Agreement], (B) the transfer of the interest of the Seller in the [Purchase Agreement, the Receivables and the proceeds thereof to the Issuer pursuant to the Sale and Servicing Agreement] [SUBI Sale Agreement, the Transaction SUBI and the proceeds thereof to the Issuer pursuant to the SUBI Transfer Agreement], and (C) the grant by the Issuer to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuer in the [Purchase Agreement, the Sale and Servicing Agreement, the Receivables and the proceeds thereof] [SUBI Sale Agreement, the SUBI Transfer Agreement, the Transaction SUBI and the proceeds thereof].

     (k) The Class A-1 Notes shall have been rated in the highest short-term rating category and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated in the highest long-term rating category by both Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.

     (l) You shall have received, from each of VW Credit and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity.

     The Seller will provide or cause to be provided to you conformed copies of such opinions, certificates, letters and documents as you or your counsel reasonably request.

     SECTION 8. Termination. This Agreement shall be subject to termination by notice given by you to the Seller if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities of Volkswagen AG shall have been suspended on any exchange or in any over-the-counter market; (iii) any general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     SECTION 9. Indemnification and Contribution. (a) The Seller and VW Credit will, jointly and severally, indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act or otherwise, insofar


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as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that neither the Seller nor VW Credit will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through the Representative specifically for use therein; and provided further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased any Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Seller shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as then so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller and VW Credit and their respective directors, officers who signed the Registration Statement, and each person, if any, who controls such parties within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment, exhibit or supplement thereto (collectively, the "Disclosure Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein. The Seller and VW Credit acknowledge and agree that the only written information furnished to the Seller by any Underwriter through the Representative for use in the Disclosure Documents consists of the following:
[_____].

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the "indemnified party") promptly shall notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party's expense or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Seller, in the case of parties indemnified pursuant to subsection (a), and by the Representative, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller, VW Credit, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Seller, VW Credit, the Issuer and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, VW Credit, the Issuer or their affiliates or by any Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

     (e) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

     SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Seller, VW Credit, their affiliates or any nondefaulting Underwriter(s) for damages occasioned by its default hereunder.

     SECTION 11. No Bankruptcy Petition. Each Underwriter covenants and agrees that, before the date that is one year and one day after the payment in full of all notes issued by the Issuer or any other common law or statutory trust or limited liability company formed by the Seller in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Seller, the Issuer or any other such trust or limited liability company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     SECTION 12. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, other than termination of this Agreement pursuant to Section 10, the Seller will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

     SECTION 13. Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, to the Representative, at [_____]; (b) if to the Seller, at Volkswagen Auto Lease Underwritten Funding, LLC, 3800 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary; and (c) if to VW Credit, at VW Credit, Inc., 3800 Hamlin Road, Auburn Hills, Michigan 48326, Attention:
Corporate Secretary.

     SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

     SECTION 15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 16. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

     SECTION 17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever (whether oral or written) relating to such matters and transactions.

     SECTION 18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

     SECTION 21. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

     SECTION 22. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13 or, if not therein, in the Indenture; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                            [signature pages follow]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned and the remaining Underwriters.

                                        Very truly yours,

                                        VOLKSWAGEN AUTO LEASE UNDERWRITTEN
                                        FUNDING, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VW CREDIT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first written above.

[__________________________________],
on behalf of itself and as
Representative of the several
Underwriters


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      SCHEDULE I
                                                       to Underwriting Agreement

                   CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
UNDERWRITERS         NOTES       NOTES       NOTES       NOTES     TOTAL
------------       ---------   ---------   ---------   ---------   -----

TOTAL CLASS SIZE


                                       I-1